______________________________________________________________________________

ATTN:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as securities administrator on behalf of the J.P. Morgan Mortgage Acquisition Trust 2006-WMC3 supplemental interest trust

Pei Yan Huang
Fax: 212-623-5858

C.J. De Santis
Fax: 203-629-8907

FROM:	Carmine Pilla
JPMorgan Chase Bank, N.A.

RE:	Interest Rate Swap Confirmation

YOUR REF:
OUR REF:	6900023278456 / 00020012898

DATE SENT:	28 March 2006

NO OF PAGES:	7 (Including Cover)

______________________________________________________________________________

URGENT: PLEASE SIGN AND FAX THIS
CONFIRMATION TO (001) 8888033606

Interest Rate Swap Transaction

The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between:

JPMORGAN CHASE BANK, N.A.
("JPMorgan")

and

JPMorgan Chase Bank, National Association, not in its individual capacity but solely as securities administrator on behalf of the J.P. Morgan Mortgage Acquisition Corp. 2006-WMC1 supplemental interest trust
(the "Counterparty")

on the Trade Date and identified by the JPMorgan Deal Number specified below (the "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the Master Agreement specified below, and supersedes any previous confirmation or other writing with respect to the transaction described below.

The definitions and provisions contained in the 2000 ISDA Definitions (the "Definitions"), as published by the International Swaps and Derivatives Association, Inc. are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of March 30, 2006, as amended and supplemented from time to time (the "Agreement"), between JPMORGAN CHASE BANK, N.A. ("JPMorgan") and JPMorgan Chase Bank, National Association, not in its individual capacity but solely as securities administrator on behalf of the J.P. Morgan Mortgage Acquisition Corp. 2006-WMC1 supplemental interest trust (the "Counterparty"). All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

The terms of the particular Interest Rate Swap Transaction to which this Confirmation relates are as follows:

A. TRANSACTION DETAILS

JPMorgan Deal Number(s):

6900023278456 / 00020012898

Notional Amount:

Per attached schedule in Exhibit A

Trade Date:

14 March 2006

Effective Date:

25 March 2006

Termination Date:

25 February 2010 subject to adjustment in accordance with the Modified Following Business Day Convention.

Fixed Amounts:

Fixed Rate Payer:

Counterparty

Fixed Rate Payer Period End Dates:

The 25th of each month in each year commencing with 25 April 2006 to and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.

Fixed Rate Payer Payment Dates:

The Fixed Rate Payer Period End Date.

Fixed Rate:

5.12600 percent

Fixed Rate Day Count Fraction:

30/360

Business Days:

New York, London

Floating Amounts:

Floating Rate Payer:

JPMorgan

Floating Rate Payer Period End Dates:

The 25th of each month in each year commencing with 25 April 2006 to and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention

Floating Rate Payer Payment Dates:

Two (2) Business days preceding each Floating Rate Payer Period End Date.

Floating Rate Option:

USD-LIBOR-BBA

Designated Maturity:

1 Month

Spread:

None

Floating Rate Day Count Fraction:

Actual/360

Reset Dates:

The first day of each Calculation Period.

Compounding:

Inapplicable

Business Days:

New York, London

Calculation Agent:

JPMorgan, unless otherwise stated in the Agreement.

B. ACCOUNT DETAILS

Payments to JPMorgan in USD:

JPMORGAN CHASE BANK NA
JPMORGAN CHASE BANK NA
BIC: CHASUS33XXX
AC No: 099997979

Payments to Counterparty in USD:

JPMorgan Chase Bank, NA
ABA 021000021
Account No. 507947541
FFC: 10500367.3
Ref. JPMAC 2006-WMC1.

C. OFFICES

JPMorgan:

NEW YORK

Counterparty:

NEW YORK

D. RELATIONSHIP BETWEEN PARTIES

Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

(a) Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(b) Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is capable of assuming, and assumes the risks of that Transaction.

(c) Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

E. SECURITIES ADMINISTRATOR CAPACITY

It is expressly understood and agreed by the parties hereto that insofar as this Confirmation is executed by the Securities Administrator (i) this Confirmation is executed and delivered by JPMorgan Chase Bank, N.A. not in its individual capacity but solely as Securities Administrator under the Pooling and Servicing Agreement, dated as of March 1, 2006 (the “Pooling and Servicing Agreement”), among J.P. Morgan Acceptance Corporation I, as depositor, J.P. Morgan Mortgage Acquisition Corp., as seller, U.S. Bank National Association, as trustee, Pentalpha Surveillance LLC, as trust oversight manager and the Securities Administrator, JPMorgan Chase Bank National Association as servicer and as securities administrator, in the exercise of the powers and authority conferred and vested in it thereunder, (ii) under no circumstances shall JPMorgan Chase Bank, N.A. in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Confirmation, and (iii) each of the representations, undertakings and agreements herein made on behalf of the Counterparty is made and intended not as personal representations, undertakings and agreements of JPMorgan Chase Bank, N.A.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returning it to us or by sending to us a letter, telex or facsimile substantially similar to this letter, which letter, telex or facsimile sets forth the material terms of the Transaction to which this Confirmation relates and indicates agreement to those terms. When referring to this Confirmation, please indicate: JPMorgan Deal Number(s): 6900023278456 / 00020012898

JPMorgan Chase Bank, N.A.

/s/ Carmine Pilla

Name: Carmine Pilla

Title: Vice President

Accepted and confirmed as of the date first written:

JPMorgan Chase Bank, National Association, not in its individual capacity but solely as securities administrator on behalf of the J.P. Morgan Mortgage Acquisition Corp. 2006-WMC1 supplemental interest trust

Name: Pei Yan Huang

Title: Assistant Vice President

Your reference number:  _________________________

Exhibit A

Start Date	End Date	Swap Balance
25-Mar-06	25-Apr-06	USD 1,122,597,871.55
25-Apr-06	25-May-06	USD 1,111,265,755.92
25-May-06	25-Jun-06	USD 1,095,978,860.88
25-Jun-06	25-Jul-06	USD 1,076,733,226.55
25-Jul-06	25-Aug-06	USD 1,052,307,745.47
25-Aug-06	25-Sep-06	USD 1,025,254,714.83
25-Sep-06	25-Oct-06	USD 994,402,981.51
25-Oct-06	25-Nov-06	USD 981,088,612.10
25-Nov-06	25-Dec-06	USD 943,146,042.75
25-Dec-06	25-Jan-07	USD 902,476,322.82
25-Jan-07	25-Feb-07	USD 859,411,816.43
25-Feb-07	25-Mar-07	USD 818,372,069.48
25-Mar-07	25-Apr-07	USD 779,260,546.81
25-Apr-07	25-May-07	USD 741,985,356.54
25-May-07	25-Jun-07	USD 706,459,025.51
25-Jun-07	25-Jul-07	USD 672,598,285.66
25-Jul-07	25-Aug-07	USD 640,323,870.72
25-Aug-07	25-Sep-07	USD 609,560,322.81
25-Sep-07	25-Oct-07	USD 580,233,268.69
25-Oct-07	25-Nov-07	USD 552,251,642.83
25-Nov-07	25-Dec-07	USD 524,796,722.76
25-Dec-07	25-Jan-08	USD 466,681,213.16
25-Jan-08	25-Feb-08	USD 105,593,524.54
25-Feb	25-Mar-08	USD 105,593,524.54
25-Mar-08	25-Apr-08	USD 105,593,524.55
25-Apr	25-May-08	USD 105,593,524.55
25-May-08	25-Jun-08	USD 105,593,524.54
25-Jun-08	25-Jul-08	USD 103,294,567.07
25-Jul-08	25-Aug-08	USD 99,453,418.31
25-Aug-08	25-Sep-08	USD 95,569,994.13
25-Sep-08	25-Oct-08	USD 91,831,916.25
25-Oct-08	25-Nov-08	USD 88,247,783.23
25-Nov-08	25-Dec-08	USD 84,810,440.74
25-Dec-08	25-Jan-09	USD 81,247,253.97
25-Jan-09	25-Feb-09	USD 73,788,104.74
25-Feb-09	25-Mar-09	USD 71,028,277.95
25-Mar-09	25-Apr-09	USD 68,373,364.15
25-Apr-09	25-May-09	USD 65,818,872.47
25-May-09	25-Jun-09	USD 63,360,528.39
25-Jun-09	25-Jul-09	USD 60,994,262.29
25-Jul-09	25-Aug-09	USD 58,716,198.69
25-Aug-09	25-Sep-09	USD 56,522,646.04
25-Sep-09	25-Oct-09	USD 54,410,087.09
25-Oct-09	25-Nov-09	USD 52,375,169.82
25-Nov-09	25-Dec-09	USD 50,414,698.86
25-Dec-09	25-Jan-10	USD 48,525,627.39
25-Jan-10	25-Feb-10	USD 46,705,049.45

Client Service Group

All queries regarding confirmations should be sent to:

JPMorgan Chase Bank, N.A.

Contacts

JPMorgan Contact

Telephone Number

Client Service Group

(001) 3026344960

Group E-mail address:

Facsimile:

(001) 888 803 3606

Telex:

Cable:

Please quote the JPMorgan deal number(s): 6900023278456 / 00020012898.